UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2005

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

In September 1999, a former employee of a subsidiary of ABM Industries Incorporated (“ABM”) filed a gender discrimination lawsuit against ABM in the state of Washington. On May 19, 2003, a Washington state court jury for the Spokane County Superior Court, in the case named Forbes v. ABM, awarded $4.0 million in damages to the plaintiff. The court later awarded costs of $0.7 million to the plaintiff, pre-judgment interest in the amount of $0.3 million and an additional $0.8 million to mitigate the federal tax impact of the plaintiff’s award. ABM appealed the jury’s verdict and the award of costs to the State Court of Appeals. On April 21, 2005, the Washington Court of Appeals denied ABM’s appeal. ABM intends to appeal this ruling to the Washington State Supreme Court. ABM believes that the award against ABM was excessive and that the verdict was inconsistent with the law and the evidence. In the second quarter of 2005, ABM will record a charge of $6.3 million for the damages and costs awarded to the plaintiff including interest through April 30, 2005 and other court-awarded fees and costs associated with this judgment.

ABM’s press release announcing the denial of its appeal is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(c) Exhibits.

99.1      Press release of ABM Industries Incorporated dated April 22, 2005, announcing the denial of its appeal in Forbes v. ABM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: April 22, 2005	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel

EXHIBIT INDEX

99.1     Press release of ABM Industries Incorporated dated April 22, 2005, announcing the denial of its appeal in Forbes v. ABM.